EXHIBIT 10.147

                            JOINT MARKETING AGREEMENT

      This Agreement, made and entered into as of this 15th day of January, 2006, by and between Laseroptronix AB, a foreign corporation ("Laseroptronix"), whose principal address is Enhagsslingan 23, 187 34 Taby, Sweden; and HiEnergy Technologies, Inc., a Delaware corporation ("HiEnergy"), whose principal address is 1601B Alton Parkway, Irvine, California 92606.

      WHEREAS, Laseroptronix designs, manufactures and markets the products listed in Exhibit A, and related software, documentation, and key services;

      WHEREAS, HiEnergy has developed, manufactures and markets the products listed in Exhibit A, and related software, documentation and key services; and

      WHEREAS, Laseroptronix and HiEnergy desire to jointly market a proposed product offering consisting of a combination of Laseroptronix and HiEnergy products for sales to prospective customers in the United States and in Sweden and have decided that it is in their mutual and respective best interests to enter into a program intended to promote sales under this Agreement.

      NOW THEREFORE, in consideration of the mutual covenants contained herein Laseroptronix and HiEnergy enter into this Agreement in order to provide for the initial phase of joint marketing activities for the proposed joint product offering.

1. Definitions. As used herein, the following words or phrases have the following meanings:

1.1 "Laseroptronix Products" shall mean those specified in Exhibit A and related software, documentation, and key services.

1.2 "Laseroptronix Property" means any and all Intellectual Property owned by Laseroptronix as of the Effective Date or developed thereafter solely by or on behalf of Laseroptronix, and expressly excludes any HiEnergy Property.

1.3 "Effective Date" means January 14, 2006.

1.4 "Hereof," "herein, and "hereunder" when used in this Agreement shall refer to the Agreement as a whole, unless the context otherwise requires.

1.5 "HiEnergy Products" shall mean those specified in Exhibit A and related software, documentation, and key services;

1.6 "HiEnergy Property" means any and all Intellectual Property owned by HiEnergy as of the Effective Date or developed thereafter solely by or on behalf of HiEnergy, and expressly excludes any Laseroptronix Property.


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1.7 "Intellectual Property" means any and all inventions, improvements, enhancements, methods, designs, know-how, trade secrets, software, hardware, circuits, products, documentation, mask works, layouts, ornamental designs, trademarks, service marks, trade dress, company names, brand names, logos, and fictitious names, together with any and all worldwide vested and/or inchoate rights in and to any or all of the foregoing under any issued, pending and/or later filed applications for patent or copyright registration, trademark and/or service mark registration, utility models and/or any other form of protection of various forms of intellectual and/or industrial property recognized anywhere in the world including any and all rights of domestic and/or foreign priority, the right to sue and recover damages for infringements including, without limitation, any past infringements.

1.8 "Product" or "Products" shall mean any combination of the Laseroptronix and HiEnergy Products, developed in accordance with this Agreement.

1.9 "Project" means a mutual effort by the parties to promote, sell, deliver, and support a combination of the Laseroptronix Product and the HiEnergy Product, and/or improvement to any Product and/or components thereof, whether hardware, software, electronic, mechanical or otherwise.

1.10 "Proprietary Information" means proprietary rights in, and to, all computer programs, source code, algorithms, software routines, microcode and other similar data pertaining to Laseroptronix Products, the HiEnergy Products, or the Product, as the case may be.

1.11 "Specifications" means the criteria for and description of the Product set forth on Exhibit A hereto.

1.12 "Term" means the period from the Effective Date through the Termination
Date.

1.13 "Termination Date" means any date upon which this Agreement shall terminate in accordance with the terms hereof, or one (1) year from the Effective Date, whichever is earlier.

2. Scope of Agreement

2.1 Laseroptronix shall:

      2.1.1 Provide exclusive license for resale of Laseroptronix Product in the United States to HiEnergy under mutually acceptable terms;
      2.1.2 Give reasonable cooperation to the Project and HiEnergy in terms of advertising, media and press relations, trade expositions and shows, and dealer and distributor support;
      2.1.3 Make management, marketing and technical personnel available to assist the Project and HiEnergy to resolve issues and achieve joint and respective sales goals;
      2.1.4 Provide training, technical data and product documentation to the Project and HiEnergy, where training, technical data and product documentation is reasonably required to achieve joint and respective sales goals, but such provision shall be under mutually acceptable terms;
      2.1.5 Make available after-sale support to the Project and HiEnergy including maintenance, software support and spare parts, technical data and product documentation, under mutually acceptable terms; and


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      2.1.6 Perform design enhancements, modifications, or improvements of
            Laseroptronix Product when required by the Project in the joint determination of the parties, under mutually acceptable terms.

2.2 HiEnergy shall:

      2.2.1 Provide exclusive license for resale of HiEnergy Product in Sweden to Laseroptronix under mutually acceptable terms;
      2.2.2 Give reasonable cooperation to the Project and Laseroptronix in terms of advertising, media and press relations, trade expositions and shows, and dealer and distributor support;
      2.2.3 Make management, marketing and technical personnel available to assist the Project and Laseroptronix to resolve issues and achieve joint and respective sales goals;
      2.2.4 Provide training, technical data and product documentation to the Project and Laseroptronix, where training, technical data and product documentation is reasonably required to achieve joint and respective sales goals, but such provision shall be under mutually acceptable terms;
      2.2.5 Make available after-sale support to the Project and Laseroptronix including maintenance, software support and spare parts, technical data and product documentation, under mutually acceptable terms;

      2.2.6 Perform design enhancements, modifications, or improvements of HiEnergy Product when required by the Project in the joint determination of the parties, under mutually acceptable terms.

3. Pricing and Terms of Sales. The parties agree to negotiate in good faith and to reach agreement on the following matters within 15 days after the Effective
Date: the initial List Prices for the Product, the discounts that will be available to the various sales channels, the other terms and conditions of the sales of the Product to third parties, and the terms, conditions and pricing under which Laseroptronix will act as reseller of the HiEnergy Product and HiEnergy will act as a reseller of the Laseroptronix. HiEnergy and Laseroptronix agree to cooperate in the future to establish different List Prices and discounts as needed to address cost changes or market conditions.

4 Restrictions on Product Use, Trademarks, Trade Names and Publicity. All use by a party of the other's product is restricted as follows:

4.1 Either party is strictly prohibited from reverse engineering, reverse compilation, or reverse assembly of the other's product;

4.2 Either party is strictly prohibited from making a copy or copies of the other's product;

4.3 Either party is strictly prohibited from sublicensing or otherwise transferring the other's product;

4.4. Either party shall not use the trademarks or trade names of the other; and

4.5 Either party shall not publicize this Agreement without the consent of the other party.


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5 Compliance With Laws and Business Practices.

5.1 It is expressly understood and agreed that this Agreement, and any exports, sales, transfers, or any other disposition of Laseroptronix Products or HiEnergy Products, to the extent incorporated in the Product, are subject to the laws and regulations of Sweden and the United States, respectively. Specifically, contracts and orders placed for the Product may require advance Government Export approval or licensing, and, therefore all such contracts and orders are subject to the receipt of any necessary approvals and licenses. The parties hereto agree to solicit orders from each, and the manufacturer agrees to process and ship orders, in accordance with all applicable laws and regulations. During the term of this Agreement, and thereafter, any Products purchased by or provided by the parties to the other hereunder, including any technical data or documentation pertaining thereto, shall not be sold, leased, released, assigned, transferred, conveyed or in any manner disposed of, either directly or indirectly, in any manner that violates applicable laws.

5.2 Laseroptronix and HiEnergy agree to comply in all respects with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA), as amended, which provides generally that: under no circumstances will foreign officials, representatives, political parties or holders of public offices be offered, promised or paid any money, remuneration, things of value, or provided any other benefit, direct or indirect, in connection with obtaining or maintaining contracts or orders hereunder. When representatives or other individuals or organizations associated with the parties are required to perform any obligations related to or in connection with this Agreement the substance of this provision shall be flowed-down and included in any agreement between with any such representatives. The failure of the parties to comply in all respects with the provisions of the FCPA shall constitute a material breach by the offending party of its obligations hereunder; and, shall entitle the other to terminate the Agreement immediately.

5.3 Each party agrees to use its best efforts to obtain all necessary Government approvals or licenses for export of the Products hereunder.

6.  Customer Support

6.1 Initial Contact. HiEnergy shall be the initial point of contact for customer support of the Product and shall establish and maintain support facilities sufficient to provide primary support for the Product. Primary support requires that HiEnergy provide all necessary resources to provide initial diagnosis of both hardware and software problems and providing reasonable assistance to purchasers to resolve problems with the Product.

6.2 Maintenance. Following receipt of support requests from a customer and an assessment by HiEnergy of the customer's additional support requirements, if it is determined that the customer requires maintenance services, Laseroptronix shall provide such maintenance for Laseroptronix Products and HiEnergy shall provide such maintenance in all other instances. Each party hereto agrees to maintain support services sufficient to discharge the duty set forth in the preceding sentence, and shall provide such services in its usual and customary manner, and at customary rates, as provided to other customers (which, in all cases, shall be a commercially reasonable manner and rate). Each party agrees to maintain the availability of support services for a period of at least one year after the termination of this Agreement. The term "support," for purposes of this section, means verifying, diagnosing and resolving hardware and software problems and delivery of software patches and applicable release notes.


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7.  Intellectual Property Rights

7.1 Ownership of Intellectual Property

      7.1.1 Laseroptronix Property. Subject to the provisions of this Section
            7.2 the parties acknowledge and agree that all Laseroptronix Property is and shall remain at all times the exclusive property of Laseroptronix, its successors and assigns.
      7.1.2 Property. Subject to the provisions of Section 7.2, the parties acknowledge and agree that all HiEnergy Property is and shall remain at all times the exclusive property of HiEnergy, its successors and assigns.

7.2 Cross License. Subject to the terms and conditions contained herein, Laseroptronix hereby grants to HiEnergy a nontransferable, non-exclusive license to use the Laseroptronix Property solely to the extent as is required to manufacture and market the Product. Subject to the terms and conditions contained herein, HiEnergy hereby grants to Laseroptronix a nontransferable, non-exclusive license to use the HiEnergy Property solely to the extent as is required to manufacture and market the Product. Each party hereto acknowledges and agrees that the other has expended considerable time, effort and funds in developing and generating the Intellectual Property owned by it, and has and will continue to have a substantial proprietary interest and valuable trade secret therein. The license granted by each party to the other herein is granted as part of the consideration of entering into this Agreement.

7.3 Limitation. Laseroptronix shall have no interest in any of the trademarks, service marks, trade dress, company names, or logos of HiEnergy or the Product; without limiting the generality of the foregoing clause of this sentence, Laseroptronix shall have no rights with respect to the trademarks belonging to HiEnergy including AtometyTM, SIEGMATM, CarBomb FinderTM or STARRAYTM or any other related tradenames, except to the limited extent necessary to act as a seller of the Product. HiEnergy shall have no interest in any of the trademarks, service marks, trade dress, company names, or logos of Laseroptronix; without limiting the generality of the foregoing clause of this sentence, HiEnergy shall have no rights with respect to the trademarks belonging to Laseroptronix, including LadarTM, LaserSnapTM and LaserGrabTM(,) or any other tradenames, except to the limited extent necessary to act as a seller of the Product.

7.4 With respect to any Product which is believed by either party to be copyrightable, patentable or of commercial value, the parties agree to decide whether and where to apply for copyright, patent or other appropriate forms of protection. To the extent the parties agree to protect a Product, the parties shall do so at their own expense using counsel as mutually agreed

7.5 In the event Laseroptronix elects to pursue protection of any Laseroptronix Product in the United States, HiEnergy will assist Laseroptronix by seeking such protection using counsel of its choice and will pay for all costs related to the patent, trademark or copyright as determined necessary by counsel. Laseroptronix will reimburse HiEnergy for any and all costs related to the protection of its Intellectual Property on its behalf, which amounts shall be accrued and deducted from any amounts due Laseroptronix for the sale of its Products in the licensed markets.


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7.6 All expenses of renewing and or maintaining intellectual property protection of any Product shall be borne by the party seeking protection, or, in the case of protection sought jointly by the parties hereto, by both parties sharing equally in such expenses.


8. Warranties of the Parties to the Other

8.1 Ownership of Laseroptronix Products. Laseroptronix warrants to HiEnergy that it owns or otherwise holds all rights necessary to make, use, sell, offer for sale, advertise and distribute the Laseroptronix Products free and clear from all claims, liens and encumbrances of third parties, except for the obligations under those agreements and licenses listed on Exhibit D hereto.

8.2 Ownership of HiEnergy Products. HiEnergy warrants to Laseroptronix that it owns or otherwise holds all rights necessary to make, use, sell, offer for sale, advertise and distribute the HiEnergy Products free and clear from all claims, liens and encumbrances of third parties.

8.3 Warranty. Laseroptronix hereby warrants to HiEnergy that under normal use and service, Laseroptronix Products are free from defects in design and workmanship. HiEnergy hereby warrants to Laseroptronix that under normal use and service, HiEnergy Products are free from defects in design and workmanship. Each party warrants to the other that the products delivered by such party for use in connection with the Product will be complete and in conformity with the products regularly supplied by each to purchasers and lessees of its products.

8.4 Product Warranty. The Product shall be sold with a warranty to be agreed upon between the parties hereto, essentially to the effect that the Product will be free from defects in design, workmanship and material, with a time period (not to exceed one year) and on such other terms and conditions as are to be agreed upon between the parties. Subject to the limitations on warranty contained in this Agreement, Laseroptronix agrees to assume all liability for breach of such warranty to the extent that a breach of warranty relates solely to Laseroptronix Products incorporated into the Product. Subject to the limitations on warranty contained in this Agreement, HiEnergy agrees to assume all liability for breach of such warranty to the extent that such breach relates to the assembly or configuration of the Product or solely to HiEnergy Products. Laseroptronix and HiEnergy agree to jointly assume all liability for breach of such warranty to the extent that a breach of warranty relates to the design of the Product or other matters that are not covered by either of the two preceding sentences.

8.5 Limitation on Warranty. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN AND EXCEPT FOR WARRANTY OF TITLE, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED TO THE OTHER WITH RESPECT TO ITS PRODUCTS. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THERE ARE NO WARRANTIES OR ANY AFFIRMATIONS OF FACT OR PROMISES BY EITHER PARTY HERETO AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, INFRINGEMENT OR OTHERWISE. USE OF SUCH PRODUCTS CONSTITUTES THE CONSENT OF THE OTHER PARTY HERETO TO ASSUME ALL RISKS OF SUCH USE AND TO HOLD THE OTHER HARMLESS FOR ANY DAMAGES OR CLAIM OF DAMAGES ARISING IN ANY MANNER FROM SUCH USE. THE EMPLOYEES OR AGENTS OF NEITHER PARTY HAVE ANY AUTHORITY TO MAKE ANY WARRANTY OR REPRESENTATION REGARDING THE MANNER OR BENEFITS OF USE OF ANY PRODUCT OTHER THAN THOSE EXPRESSLY SET FORTH IN THE SPECIFICATION FOR SUCH PRODUCT.


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9.       Termination

8.1 This Agreement shall terminate upon the occurrence of a material breach of this Agreement by either party hereto, provided:

      8.1.1 The breaching party is given notice by the other party hereto containing a claim of breach and setting forth the nature of the breach and circumstances giving rise to such a claim;
      8.1.2 The party to whom notice is given fails to remedy such circumstances within sixty days after receipt of the notice;
      8.1.3 This Agreement shall terminate upon the written notice of either party to the other that such party is unable to perform as provided hereunder due to labor disputes, fire, casualties and accidents, acts of the elements, acts of a public enemy, sovereign acts or regulations and any other causes beyond the control of such party, its agents, employees or officers; and
      8.1.4 This Agreement shall terminate if any of the following events occur as to one party hereto and the other party does not provide written notice within thirty days after it becomes aware of such event that it intends to waive termination of this Agreement: a party makes an assignment for the benefit of its creditors, requests or permits a proposal, arrangement or reorganization under or, as an insolvent debtor, takes the benefit of any legislation now or hereafter in force for bankrupt or insolvent debtors; a receiver or other officer with like powers is appointed for a party for a substantial part of its assets; a lien holder takes possession of a substantial part of a party's property; or an order is made for the winding up, liquidation, revocation, or cancellation of incorporation of a party; or a party ceases carrying on its business as a going concern.
      8.1.5 This Agreement shall terminate at the expiration of one (1) year from its Effective Date.

8.2 Effects of Termination.


      8.2.2 Except as set forth herein, neither party shall be liable to the other for any claims, damages, costs, expenses or charges incurred in connection with the entering into, performance, breach, or termination of this Agreement unless specifically provided for herein.
      8.2.3 Notwithstanding the Termination Date of this Agreement, the provisions of Sections 4, 6, 7 and 8 shall survive the Termination Date. Without limiting the generality of the foregoing sentence, for two years after the Termination Date, Laseroptronix shall continue to use commercially reasonable efforts to supply to HiEnergy such number of Laseroptronix Products as may be required for HiEnergy to fulfill its orders for the Product and HiEnergy shall continue to use commercially reasonable efforts to assemble and configure the number of Products as may be required for Laseroptronix to fulfill its orders for the Product. The prices to be charged by HiEnergy and Laseroptronix to the other in fulfillment of the obligations stated in the foregoing sentence are described in Exhibit C.


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9. Miscellaneous Provisions

9.1 Assignment. Neither party shall assign this Agreement or any interest therein without the prior written consent of the other party.

9.2 Confidentiality. Neither party hereto shall, without the express written consent of the other, provide, disclose, transfer or otherwise make available any Proprietary Information, or parts or copies thereof, to any third party. Each party shall ensure that it, its employees and third party agents having access to any Proprietary Information, or to the Laseroptronix Products or HiEnergy Products of the other, will restrict and control the use, copying, modification, disclosure, transfer, protection and security of such items, in accordance with these provisions. Each party hereto agrees to protect all Proprietary Information with the same standard of care that it uses to protect its own like information.

9.3 Non-solicitation. The parties hereto agree that they will not, at any time during the term this Agreement and for a period of one year thereafter, directly or indirectly, for itself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ, employ or enter into any contractual arrangement with any employee or former employee of the other party, its subsidiaries or predecessors in interest, unless such employee or former employee has not been employed by the other party, its subsidiaries or its predecessors in interest, for a period in excess of six months.

9.4 Publicity. The parties hereto agree to cooperate in the drafting of any press releases or other public disclosure that relates to the Project. Neither shall make any public disclosure relating to the Project or the other party without the consent of such other party. Notwithstanding the foregoing, in the event that a party hereto (the "Disclosing Party") is advised by counsel that public disclosure relating to the Project or the other party is required, the Disclosing Party shall provide to the other party a copy of the proposed disclosure in advance of its public release and shall use all reasonable efforts to seek the comments of the other party prior to its publication.

9.5 Notices. All notices permitted or required hereunder shall be effective upon receipt if delivered personally; on the third business after sending if sent via registered or certified U.S. mail, return receipt requested; on the second business day after sending, charges prepaid for next day delivery, via overnight courier; and upon acknowledgment of receipt by the party to be charged with notice if sent via any other means. Notice shall be given to the principal address or to such other address as to which a party shall give notice.

         If to Laseroptronix:

         Laseroptronix AB
         Enhagsslingan 23
         187 34 Taby, Sweden;
         Attention: Allan Jansson


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         If to HiEnergy:

         HiEnergy Technologies, Inc.
         1601B Alton Parkway
         Irvine, CA 92606
         Attention: Corporate Secretary

9.6 Governing Law. This Agreement shall be governed by California law, without regard to its conflict of law provisions, and the United Nations Convention On Contracts for the International Sale of Goods (1980) [CISG].

9.7 Relationship of the Parties. The parties hereto agree that no agency, employment, partnership, joint venture or franchise relationship is created or shall be deemed to be created hereunder. Neither party shall have, and neither shall represent to have, any power, right or authority to bind the other or to assume or create any obligation or responsibility, express or implied, on behalf of the other party or in the other party's name, except as herein expressly permitted.

9.8 Entire Agreement. This Agreement constitutes the entire agreement and supersedes any prior agreements or understandings between the parties hereto regarding the subject matter hereof, and no amendment, alteration or waiver of this Agreement shall be valid or binding unless made in writing and signed by both parties.

9.9 Further Agreements. The parties hereto agree to enter into good faith negotiations for the purposes of executing and delivering an appropriate agreement or agreements providing for Laseroptronix's ability to resell the HiEnergy Products and for HiEnergy's ability to resell the Laseroptronix Products, now or hereafter developed during the term of this Agreement.

9.10 Liability. Neither of the parties hereto shall be liable to the other, or to any third party claiming through the parties for the failure of performance of any obligation under this Agreement except as specifically set forth herein, or otherwise agreed to in writing. Additionally, neither of the parties hereto shall, under any circumstances, be liable hereunder for indirect, special, incidental or consequential damages resulting from its failure of performance. Any failure to perform any obligation under this Agreement except payment of monies due, shall be excused if such failure is caused by Force Majeure, or acts of God, acts of public authorities, wars and war measures, fires, casualties, labor difficulties and strikes, shortages of material or fuel, failure or delays of suppliers or carriers, shortage of transportation, or other causes beyond the failing party's control.

9.11 Severability. Any provision in this Agreement found to be void, voidable or unenforceable shall not affect the validity or enforceability of any other provision in this Agreement. In the event that any provision of this Agreement shall be declared void, voidable or unenforceable by a court of competent jurisdiction, said provision shall be deemed to be amended to provide the party seeking to enforce this Agreement the greatest protection available under law.



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     IN WITNESS WHEREOF the undersigned have executed and delivered this
Agreement as of the date and year first above written.


HIENERGY TECHNOOGIES, INC                    LASEROPTRONIX AB



By:/s/ Bogdan C. Maglich                     By:/s/ Allan Jonsson
   ------------------------------               -------------------------------
   Dr. Bogdan C. Maglich                        Mr. Allan Jonsson
   Chief Executive Officer                      President

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                                    EXHIBIT A

                                 PRODUCT LISTING
                                TO BE AGREED UPON

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                                    EXHIBIT B

                              JOINT MARKETING PLAN
                                 TO BE PROVIDED

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                                    EXHIBIT C

                                     PRICING
                                TO BE AGREED UPON

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                                    EXHIBIT D


                         THIRD PARTY AGREEMENTS/LICENSES
                                 TO BE PROVIDED